THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.   UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

SUBSCRIPTION AGREEMENT

KORE RESOURCES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ______________, 20___ between KORE RESOURCES, INC.., a Nevada corporation with its registered office at 50 WEST LIBERTY STREET SUITE 880 RENO NEVADA, 89501 (the "Company") and the undersigned (the "Subscriber").

WHEREAS:

A.

The Company desires to issue a maximum of 6,000,000 shares of common stock of the Company at a price of $0.01 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the “Act”).

B.

The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.01 US per Share.  Upon execution, the subscription by the Subscriber will be irrevocable.

1.2  The purchase price is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident.  Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.  The Company will not grant any registration or other qualification rights to any Subscribe.

2. REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2 The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

2.3 The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.   SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3. REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber’s representations and warranties in agreeing to sell the Shares to the Subscriber that:

(A)

The Subscriber is not a “U.S. Person” as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

 A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

any natural person resident in the United States;

any partnership or corporation organized or incorporated under the laws of the United

States;

any estate of which any executor or administrator is a U.S. person;

any trust of which any trustee is a U.S. person;

any agency or branch of a foreign entity located in the United States;

any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

any partnership or corporation if:

1.

organized or incorporated under the laws of any foreign jurisdiction; and

2.

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;

An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

The Subscriber has had full opportunity to review information regarding the business and financial condition of the Company with the Subscriber’s legal and financial advisers prior to execution of this Subscription Agreement;

The Subscriber has such knowledge and experience in finance, securities, investments,

including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by

Regulation S pursuant to the United States Securities Act.

The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

The Subscriber is not aware of any advertisement of the Shares.

The Subscriber is acquiring the Shares subscribed to hereunder as an investment for the

Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling,

granting any participation in, or otherwise distributing the same;

            The Subscriber does not have any contract, undertaking, agreement or arrangement with any person  to sell, transfer or grant participation  to such person, or to any third person, with respect to any of the Shares sold hereby;

            The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

           Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

           The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

 4.  REPRESENTATIONS BY THE COMPANY

4.1

The Company represents and warrants to the Subscriber that:

(A)

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)

Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

5. TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement.  In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber’s address indicated herein.

5.3 The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

6. MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 WEST LIBERTY STREET SUITE 880 RENO NEVADA, 89105 Attention: Mr. Young Ju Yi, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

7. REPRESENTATIONS BY FOREIGN RESIDENTS

7.1

If the Subscriber is a foreign resident, the Subscriber represents to the Company that the Subscriber is a resident of the Country of South Korea.

(i)

a spouse, parent, brother, sister or child of _______________________, a senior officer or director of the Company ;

(ii)

a close friend or business associate of _________________________, a senior officer or director of the Company , or

(iii)

a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Shares Subscribed For:	common shares

Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:

Subscriber’s Social Security Number:

ACCEPTED BY:

KORE RESOURCES, INC.

Signature of Authorized Signatory:

Name of Authorized Signatory:  Young Ju Yi

Position of Authorized Signatory: PRESIDENT

Date of Acceptance: